Exhibit 99.1

CLEAR CHANNEL OUTDOOR HOLDINGS, INC. REPORTS

RESULTS FOR 2014 FOURTH QUARTER AND FULL YEAR

•    Fourth quarter revenues down 1% — Excluding the impact of foreign exchange rates, revenues1 up 4%

•    Fourth quarter OIBDAN1 up 5% — Excluding the impact of foreign exchange rates, OIBDAN1 up 8%

•    Full year revenues up 1%

•    Full year OIBDAN1 flat — Excluding impact of foreign exchange rates, OIBDAN1 up 1%

San Antonio, February 19, 2015 – Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) today reported financial results for the fourth quarter and full year ended December 31, 2014.

“With their industry-leading innovation and award-winning creativity, our team continues to prove the value of outdoor to local, national and global advertisers,” said Bob Pittman, Executive Chairman of Clear Channel Outdoor Holdings, Inc. “At International outdoor, we continued to drive growth across key markets both in developed and emerging countries and we saw consistent improvement in our Americas business throughout the year. Our continued focus on the expansion of our digital portfolio as well as superior execution drove both top and bottom line results for us in 2014. Looking ahead to 2015, we will continue to use technology and creativity to engage global consumers and meet the needs of brands and agencies in advertising, creative and media.”

“I’m pleased at the strong performance of our International outdoor business in 2014, driving revenue growth across Western Europe, as well as in key emerging markets,” said Chief Executive Officer William Eccleshare. “In the Americas, we faced tough challenges in the first half of the year, but our focus on working smarter, faster, and more efficiently resulted in consistent improvement throughout the year. We continue to be an industry leader in the integration of out-of-home with mobile and social platforms, and our growing digital platform enables us to provide powerful solutions for advertisers with the scale and flexibility they demand.”

Full Year 2014 Results

Consolidated revenues were up 1% to $2.96 billion for the full year 2014 compared to 2013, driven by growth at International Outdoor, partially offset by a decrease in revenues at Americas Outdoor. Excluding the unfavorable impact of movements in foreign exchange rates of $23 million, revenues were up 1%.

•	Americas outdoor revenues decreased $34 million, or 3%, compared to 2013, after adjusting for a $3 million unfavorable impact from movements in foreign exchange rates. On a reported basis, revenues decreased $37 million, or 3%, compared to 2013. Revenue decrease was driven primarily by lower national advertising and lower revenues in our Los Angeles market as a result of our digital boards that became inactive in April 2013. Growth in digital revenues was partially offset by decreases in revenues from traditional product lines.

•	International outdoor revenues increased $72 million, or 4%, after adjusting for a $19 million unfavorable impact from movements in foreign exchange rates. On a reported basis, revenues increased $52 million, or 3%, compared to 2013. Revenue growth was driven primarily by strong performance in Italy, Sweden, France and the UK, as well as in emerging markets, including China and Mexico.

The Company’s OIBDAN1 grew 1% compared to 2013 after adjusting for a $9 million unfavorable impact from movements in foreign exchange rates. On a reported basis, OIBDAN1 grew by less than 1%. Included in the 2014 OIBDAN1 were $10 million of operating expenses and $20 million of corporate expenses related to the Company’s strategic revenue and efficiency initiatives to attract additional advertising dollars to the business and improve operating efficiencies, compared to $25 million and $11 million of such expenses in 2013, respectively. The growth in OIBDAN1 was impacted by $13 million of litigation expenses in 2014 compared to $12 million in 2013.

The Company’s consolidated EBITDA, as defined under the CCWH Senior Notes indenture, was $772 million in 2014, down 1% from 2013.

The Company’s consolidated net income totaled $17 million for 2014 compared to a consolidated net loss of $24 million in 2013, due primarily to an income tax benefit compared to tax expense in 2013 and foreign exchange transaction gains recognized in 2014, partially offset by lower operating income.

Fourth Quarter 2014 Results

Consolidated revenues decreased $4 million, or 1%, to $802 million in the fourth quarter of 2014 compared to $806 million in the same period of 2013. Excluding the effects of movements in foreign exchange rates, revenues increased $30 million, or 4%.

•	Americas outdoor revenue decreased $1 million, or nearly flat, year over year, after adjusting for a $1 million unfavorable impact from movements in foreign exchange rates. On a reported basis, revenues decreased $2 million, or 1%, compared to 2013. The decrease was driven primarily by lower national revenues. Higher digital revenues were more than offset by a decrease in revenues from traditional product lines.

•	International outdoor revenues increased $31 million, or 7%, after adjusting for a $33 million unfavorable impact from movements in foreign exchange rates. On a reported basis, revenues were down $2 million, or nearly flat, year over year. Revenue growth was driven primarily by strong performance in Europe as well as emerging markets, including China and Mexico.

After adjusting for the movements in foreign exchange, the Company’s OIBDAN1 was up 8% compared to the same period in 2013. On a reported basis, OIBDAN1 was up 5% to $234 million for the fourth quarter compared to the same period in 2013. Included in the 2014 fourth quarter OIBDAN1 were $3 million of operating expenses and $6 million of corporate expenses associated with the Company’s strategic revenue and efficiency initiatives, compared to $8 million and $5 million of such expenses in the prior year, respectively.

The Company’s consolidated net income totaled $43 million in the fourth quarter of 2014 compared to $13 million in the same period of 2013. This was due primarily to higher operating income, resulting primarily from lower direct operating and SG&A expenses and a lower impairment charge recognized in the fourth quarter of 2014 compared with the same period in the prior year.

Key Highlights

The Company’s recent key highlights include:

Americas

•	Installing 50 new digital billboards in North America for an end of quarter total of 1,175 across 38 markets.

•	Becoming exclusive sales agent for the largest, most technically advanced billboard in Manhattan’s Times Square. Spanning a full city block in one of the most visited, photographed and filmed locations in the world, the new 25,000 square-foot billboard creates a powerful value proposition for advertisers.

International

•	Installing over 300 new digital displays in international markets for an end of quarter total of over 4,700 displays.

•	Announcing the nationwide expansion of Clear Channel’s super premium digital portfolio in the UK. The state-of-the-art screens, which will be connected through a centralized data management system, will give the world’s biggest brands the chance to target valuable audiences through campaigns that are easier to plan and easier to buy.

•	Winning the Glasgow street furniture contract in which 600 city-owned bus shelters will be fitted with Clear Channel’s “Connect” mobile platform enabling consumers to engage with advertisers by accessing interactive content via their smartphones.

Revenues, Operating Expenses and OIBDAN by Segment

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2014	2013		2014	2013
Revenue[1]
Americas	$335,786	$337,620	(1%)	$1,253,190	$1,290,452	(3%)
International	466,223	468,476	(0%)	1,708,069	1,655,738	3%

Consolidated revenue	$802,009	$806,096	(1%)	$2,961,259	$2,946,190	1%

Operating expenses[1,2]
Americas	$195,034	$202,493	(4%)	$767,583	$787,401	(3%)
International	342,049	349,946	(2%)	1,377,824	1,350,899	2%

Consolidated operating expenses	$537,083	$552,439	(3%)	$2,145,407	$2,138,300	0%

OIBDAN[1]
Americas	$140,752	$135,127	4%	$485,607	$503,051	(3%)
International	124,174	118,530	5%	330,245	304,839	8%
Corporate[1]	(31,285)	(30,886)	1%	(123,151)	(116,674)	6%

Consolidated OIBDAN	$233,641	$222,771	5%	$692,701	$691,216	0%

Revenues, Operating Expenses and OIBDAN by Segment Excluding Movements in Foreign Exchange1

(In thousands)	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
	2014	2013		2014	2013
Revenue[1]
Americas	$336,952	$337,620	(0%)	$1,256,610	$1,290,452	(3%)
International	499,322	468,476	7%	1,727,326	1,655,738	4%

Consolidated revenue	$836,274	$806,096	4%	$2,983,936	$2,946,190	1%

Operating expenses[1,2]
Americas	$195,977	$202,493	(3%)	$770,548	$787,401	(2%)
International	367,246	349,946	5%	1,391,332	1,350,899	3%

Consolidated operating expenses	$563,223	$552,439	2%	$2,161,880	$2,138,300	1%

OIBDAN[1]
Americas	$140,975	$135,127	4%	$486,062	$503,051	(3%)
International	132,077	118,530	11%	335,994	304,839	10%
Corporate[1]	(31,565)	(30,886)		(120,634)	(116,674)

Consolidated OIBDAN	$241,487	$222,771	8%	$701,422	$691,216	1%

Certain prior period amounts have been reclassified to conform to the 2014 presentation of financials throughout the press release.

[1]	See the end of this press release for reconciliations of (i) OIBDAN for each segment to consolidated operating income (loss); (ii) revenues excluding effects of foreign exchange to revenues; (iii) direct operating and SG&A expenses excluding effects of foreign exchange to expenses; (iv) OIBDAN excluding effects of foreign exchange to OIBDAN; (v) corporate expenses excluding non-cash compensation expenses to corporate expenses; and (vi) OIBDAN to net income (loss). See also the definition of OIBDAN under the Supplemental Disclosure section in this release.
[2]	The Company’s operating expenses include direct operating expenses and SG&A expenses.

Americas Outdoor

Americas outdoor revenues declined $34 million, or 3%, in 2014 compared to prior year, after adjusting for a $3 million unfavorable impact from movements in foreign exchange rates. On a reported basis, revenues declined $37 million, or 3% over prior year. Lower spending by national accounts and the nonrenewal of certain airport contracts drove revenues lower. These declines were partially offset by higher revenues in digital displays due to greater capacity. Partially offsetting the growth of digital was the absence of revenue from digital boards in Los Angeles that were turned off due to a court ruling.

Operating expenses decreased $17 million, or 2%, in 2014 compared to prior year, after adjusting for a $3 million unfavorable impact from movements in foreign exchange rates. On a reported basis, operating expenses declined $20 million, or 3% over prior year. Operating expenses in 2014 reflected a decline in variable expenses, such as site lease and commission expenses related to lower revenues. Expenses in 2014 also included a $3 million decline related to spending on strategic revenue and efficiency initiatives.

OIBDAN decreased $17 million, or 3%, to $486 million in 2014 compared to the prior year. OIBDAN in 2014 included approximately $3 million of expenses related to certain investments in strategic revenue and efficiency initiatives compared to $6 million in 2013.

International Outdoor

International outdoor revenues rose $72 million, or 4%, in 2014 compared to the prior year, after adjusting for a $19 million unfavorable impact from movements in foreign exchange rates. On a reported basis, revenues increased $52 million, or 3% over prior year. The increase in revenue was driven primarily by growth in Europe including Italy, related to a new contract for the Rome airports, as well as growth in Sweden, France, and the UK. Revenue in emerging markets also increased, primarily driven by strong performance in China and Mexico.

Operating expenses increased $40 million, or 3% in 2014 compared to the prior year, after adjusting for a $14 million unfavorable impact from movements in foreign exchange rates. On a reported basis, operating expenses increased $27 million, or 2% over prior year. Operating expenses increased due to higher variable costs associated with new contracts, including the Rome airports contract in Italy, and higher compensation in connection with higher revenues, as well as higher litigation expenses.

OIBDAN increased $31 million, or 10%, in 2014 compared to the prior year, after adjusting for a $6 million unfavorable impact from movements in foreign exchange rates. On a reported basis, OIBDAN was up $25 million, or 8%, compared to prior year.

Conference Call

The Company, along with its parent company, iHeartMedia, Inc., will host a conference call to discuss results on February 19, 2015 at 8:30 a.m. Eastern Time. The conference call number is (800) 260-0718 (U.S. callers) and (612) 288-0318 (International callers) and the passcode for both is 352334. A live audio webcast of the conference call will also be available on the investor section of www.iheartmedia.com and www.clearchanneloutdoor.com. After the live conference call, a replay will be available for 30 days. The replay numbers are (800) 475-6701 (U.S. callers) and (320) 365-3844 (International callers) and the passcode for both is 352334. An archive of the webcast will be available beginning 24 hours after the call for 30 days.

TABLE 1 - Financial Highlights of Clear Channel Outdoor Holdings, Inc. and Subsidiaries

(In thousands)	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Revenue	$802,009	$806,096	$2,961,259	$2,946,190
Operating expenses:
Direct operating expenses	401,397	412,885	1,596,888	1,594,728
Selling, general and administrative expenses	135,686	139,554	548,519	543,572
Corporate expenses	33,316	32,964	130,894	124,399
Depreciation and amortization	108,359	106,933	406,243	403,170
Impairment charges	3,530	13,150	3,530	13,150
Other operating income (expense), net	(265)	10,575	7,259	22,979

Operating income	119,456	111,185	282,444	290,150
Interest expense	88,096	88,658	353,265	352,783
Interest income on Due from iHeartCommunications	15,174	14,854	60,179	54,210
Loss on marketable securities	—	—	—	(18)
Equity in earnings (loss) of nonconsolidated affiliates	13	(1,131)	3,789	(2,092)
Loss on extinguishment of debt	—	—	—	—
Other income (expense), net	(887)	788	15,185	1,016

Income (loss) before income taxes	45,660	37,038	8,332	(9,517)
Income tax benefit (expense)	6,285	(17,935)	8,787	(14,809)

Consolidated net income (loss)	51,945	19,103	17,119	(24,326)
Less: Amount attributable to noncontrolling interest	8,639	6,411	26,709	24,134

Net income (loss) attributable to the Company	$43,306	$12,692	$(9,590)	$(48,460)

For the three months ended December 31, 2014, foreign exchange rate movements decreased the Company’s revenues by $34 million and decreased direct operating expenses by $20 million and SG&A expenses by $6 million. For the year ended December 31, 2014, foreign exchange rate movements decreased the Company’s revenues by $23 million and direct operating expenses by $12 million and SG&A expenses by $5 million.

TABLE 2 - Selected Balance Sheet Information

Selected balance sheet information for December 31, 2014 and 2013:

(In millions)	December 31,
	2014	2013
Cash and cash equivalents	$186.2	$314.5
Total current assets	1,079.9	1,238.4
Net property, plant and equipment	1,905.7	2,081.1
Due from iHeartCommunications	947.8	879.1
Total assets	6,362.4	6,759.4

Current liabilities (excluding current portion of long term debt)	714.4	757.6
Long-term debt (including current portion of long term debt)	4,933.9	4,935.4
Shareholders’ equity (deficit)	(140.9)	160.1

TABLE 3 - Total Debt

At December 31, 2014 and 2013, Clear Channel Outdoor Holdings had a total net debt of:

(In millions)	December 31,
	2014	2013
Clear Channel Worldwide Senior Notes:
6.5% Series A Senior Notes Due 2022	$735.8	$735.8
6.5% Series B Senior Notes Due 2022	1,989.3	1,989.3
Clear Channel Worldwide Holdings Senior Subordinated Notes:
7.625% Series A Senior Subordinated Notes Due 2020	275.0	275.0
7.625% Series B Senior Subordinated Notes Due 2020	1,925.0	1,925.0
Other debt	15.0	17.1
Original issue discount	(6.2)	(6.8)

Total debt	4,933.9	4,935.4
Cash	186.2	314.5

Net Debt	$4,747.7	$4,620.9

The current portion of long-term debt was $3.5 million and $16.0 million as of December 31, 2014 and 2013, respectively.

Liquidity and Financial Position

For the year ended December 31, 2014, cash flow provided by operating activities was $348 million, cash flow used for investing activities totalled $206 million, cash flow used for financing activities was $261 million, and there was $9 million impact from movements in foreign exchange rates on cash. The net decrease in cash was $128 million.

Capital expenditures for the year ended December 31, 2014, were approximately $231 million compared to $206 million for the same period in 2013.

The consolidated leverage ratio, defined as total debt divided by EBITDA (as defined by the Clear Channel Worldwide Holdings (“CCWH”) Senior Notes indentures) for the preceding four quarters was 6.4:1 at December 31, 2014, and the senior leverage ratio, defined as senior debt divided by EBITDA (as defined by the CCWH Senior Notes indentures) for the preceding four quarters was 3.6:1 at December 31, 2014. As required by the definition of EBITDA in the CCWH Senior Notes indentures, our EBITDA for the preceding four quarters of $772 million is calculated as operating income (loss) before depreciation, amortization, impairment charges and other operating income (expense), net, plus share-based compensation, and is further adjusted for the following items: (i) costs incurred in connection with the closure and/or consolidation of facilities, retention charges, consulting fees and other permitted activities; (ii) extraordinary, non-recurring or unusual gains or losses or expenses and severance; (iii) non-cash charges; (iv) cash received from nonconsolidated affiliates; and (v) various other items.

The following table reflects a reconciliation of consolidated EBITDA (as defined by the CCWH Senior Notes indentures) to operating income and net cash provided by operating activities for the year ended December 31, 2014:

(In millions) Note numbers may not sum due to rounding	Year Ended
December 31, 2014
Consolidated EBITDA (as defined by the CCWH Senior Notes indentures)	$772
Less adjustments to consolidated EBITDA (as defined by the CCWH Senior Notes indentures):
Cost incurred in connection with closure and/or consolidation of facilities, retention charges, consulting fees, and other permitted activities	(31)
Extraordinary, non-recurring or unusual gains or losses or expenses and severance (as referenced in the definition of consolidated EBITDA in the CCWH Senior Notes indentures)	(17)
Non-cash charges	(24)
Other items	(8)
Less: Depreciation and amortization, Impairment charges, Other operating income, net, and Share-based compensation expense	(410)

Operating income	282
Plus: Depreciation and amortization, Impairment charges, Gain (loss) on disposal of operating and fixed assets, and Share-based compensation expense	410
Less: interest expense, net	(353)
Plus: Interest income on Due from iHeartCommunications	60
Less: Current income tax benefit	(25)
Plus: Other income, net	15
Adjustments to reconcile consolidated net loss to net cash provided by operating activities (including Provision for doubtful accounts, Amortization of deferred financing charges and note discounts, net and Other reconciling items, net)	2
Change in assets and liabilities, net of assets acquired and liabilities assumed	(43)

Net cash provided by operating activities	$348

Supplemental Disclosure Regarding Non-GAAP Financial Information

The following tables set forth the Company’s OIBDAN for the three months and years ended December 31, 2014 and 2013. The Company defines OIBDAN as consolidated net income (loss) adjusted to exclude non-cash compensation expenses and amortization of deferred system implementation costs as well as the following line items presented in its Statement of Operations: Income tax benefit (expense); Other income (expense), net; Equity in earnings (loss) of nonconsolidated affiliates; Interest expense; Interest income on Due from iHeartCommunications, Inc.; Other operating income, net; D&A; and Impairment charges.

The Company uses OIBDAN, among other things, to evaluate the Company’s operating performance. This measure is among the primary measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. We believe this measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between profitability and net income. It is also a primary measure used by management in evaluating companies as potential acquisition targets.

The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management. The Company believes it helps improve investors’ ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different capital structures, stock option structures or tax rates. In addition, the Company believes this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since OIBDAN is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies. OIBDAN is not necessarily a measure of the Company’s ability to fund its cash needs. As it excludes certain financial information compared with operating income and net income (loss), the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions which are excluded.

In addition, because a significant portion of the Company’s advertising operations are conducted in foreign markets, principally the Euro area, the U.K. and China, management reviews the operating results from its foreign operations on a constant dollar basis. A constant dollar basis (in which a foreign currency adjustment is made to show the 2014 actual foreign revenues, expenses and OIBDAN at average 2013 foreign exchange rates) allows for comparison of operations independent of foreign exchange rate movements.

As required by the SEC, the Company provides reconciliations below to the most directly comparable amounts reported under GAAP, including (i) OIBDAN for each segment to consolidated operating income (loss); (ii) Revenues excluding the effects of foreign exchange to revenues; (iii) Expenses excluding the effects of foreign exchange to expenses; (iv) OIBDAN excluding the effects of foreign exchange to OIBDAN; (v) Corporate expenses excluding non-cash compensation expenses to Corporate expenses; and (vi) OIBDAN to net income (loss).

Reconciliation of OIBDAN for each segment to Consolidated Operating Income

(In thousands)	Operating income (loss)	Non-cash compensation expenses	Depreciation and amortization	Other operating income, net and impairment charges	OIBDAN
Three Months Ended December 31, 2014
Americas	$90,206	$—	$50,546	$—	$140,752
International	67,506	—	56,668	—	124,174
Impairment Charges	(3,530)	—	—	3,530	—
Corporate	(34,461)	2,031	1,145	—	(31,285)
Other operating income, net	(265)	—	—	265	—

Consolidated	$119,456	$2,031	$108,359	$3,795	$233,641

Three Months Ended December 31, 2013
Americas	$82,786	$—	$52,341	$—	$135,127
International	64,616	—	53,914	—	118,530
Impairment Charges	(13,150)	—	—	13,150	—
Corporate	(33,642)	2,078	678	—	(30,886)
Other operating income, net	10,575	—	—	(10,575)	—

Consolidated	$111,185	$2,078	$106,933	$2,575	$222,771

Year Ended December 31, 2014
Americas	$290,967	$—	$194,640	$—	$485,607
International	122,814	—	207,431	—	330,245
Impairment Charges	(3,530)	—	—	3,530	—
Corporate	(135,066)	7,743	4,172	—	(123,151)
Other operating income, net	7,259	—	—	(7,259)	—

Consolidated	$282,444	$7,743	$406,243	$(3,729)	$692,701

Year Ended December 31, 2013
Americas	$306,454	$—	$196,597	$—	$503,051
International	100,912	—	203,927	—	304,839
Impairment Charges	(13,150)	—	—	13,150	—
Corporate	(127,045)	7,725	2,646	—	(116,674)
Other operating income, net	22,979	—	—	(22,979)	—

Consolidated	$290,150	$7,725	$403,170	$(9,829)	$691,216

Reconciliation of Revenues excluding Effects of Foreign Exchange Rates to Revenues

	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
(In thousands)	2014	2013		2014	2013
Consolidated revenue	$802,009	$806,096	(1%)	$2,961,259	$2,946,190	1%
Excluding: Foreign exchange decrease	34,265	—		22,677	—

Revenue excluding effects of foreign exchange	$836,274	$806,096	4%	$2,983,936	$2,946,190	1%

Americas revenue	$335,786	$337,620	(1%)	$1,253,190	$1,290,452	(3%)
Excluding: Foreign exchange decrease	1,166	—		3,420	—

Americas revenue excluding effects of foreign exchange	$336,952	$337,620	(0%)	$1,256,610	$1,290,452	(3%)

International revenue	$466,223	$468,476	(0%)	$1,708,069	$1,655,738	3%
Excluding: Foreign exchange decrease	33,099	—		19,257	—

International revenue excluding effects of foreign exchange	$499,322	$468,476	7%	$1,727,326	$1,655,738	4%

Reconciliation of Expenses (Direct Operating and SG&A Expenses) excluding Effects of Foreign Exchange Rates to Expenses

	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
(In thousands)	2014	2013		2014	2013
Consolidated expense	$537,083	$552,439	(3%)	$2,145,407	$2,138,300	0%
Excluding: Foreign exchange decrease	26,140	—		16,473	—

Consolidated expense excluding effects of foreign exchange	$563,223	$552,439	2%	$2,161,880	$2,138,300	1%

Americas expense	$195,034	$202,493	(4%)	$767,583	$787,401	(3%)
Excluding: Foreign exchange decrease	943	—		2,965	—

Americas expense excluding effects of foreign exchange	$195,977	$202,493	(3%)	$770,548	$787,401	(2%)

International expense	$342,049	$349,946	(2%)	$1,377,824	$1,350,899	2%
Excluding: Foreign exchange decrease	25,197	—		13,508	—

International expense excluding effects of foreign exchange	$367,246	$349,946	5%	$1,391,332	$1,350,899	3%

Reconciliation of OIBDAN excluding Effects of Foreign Exchange Rates to OIBDAN

	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
(In thousands)	2014	2013		2014	2013
Consolidated OIBDAN	$233,641	$222,771	5%	$692,701	$691,216	0%
Excluding: Foreign exchange decrease	7,846	—		8,721	—

OIBDAN excluding effects of foreign exchange	$241,487	$222,771	8%	$701,422	$691,216	1%

Americas OIBDAN	$140,752	$135,127	4%	$485,607	$503,051	(3%)
Excluding: Foreign exchange decrease	223	—		455	—

Americas OIBDAN excluding effects of foreign exchange	$140,975	$135,127	4%	$486,062	$503,051	(3%)

International OIBDAN	$124,174	$118,530	5%	$330,245	$304,839	8%
Excluding: Foreign exchange decrease	7,903	—		5,749	—

International OIBDAN excluding effects of foreign exchange	$132,077	$118,530	11%	$335,994	$304,839	10%

Corporate OIBDAN	$(31,285)	$(30,886)	1%	$(123,151)	$(116,674)	6%
Excluding: Foreign exchange decrease	(280)	—		2,517	—

Corporate OIBDAN excluding effects of foreign exchange	$(31,565)	$(30,886)	2%	$(120,634)	$(116,674)	3%

Reconciliation of Corporate Expenses excluding Non-cash compensation expenses to Corporate Expenses

	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
(In thousands)	2014	2013		2014	2013
Corporate Expense	$33,316	$32,964	1%	$130,894	$124,399	5%
Less: Non-cash compensation expense	(2,031)	(2,078)		(7,743)	(7,725)

	$31,285	$30,886	1%	$123,151	$116,674	6%

Reconciliation of OIBDAN to Net Income (Loss)

	Three Months Ended December 31,		% Change	Year Ended December 31,		% Change
(In thousands)	2014	2013		2014	2013
OIBDAN	$233,641	$222,771	5%	$692,701	$691,216	0%
Non-cash compensation expense	2,031	2,078		7,743	7,725
Depreciation and amortization	108,359	106,933		406,243	403,170
Impairment charges	3,530	13,150		3,530	13,150
Other operating income (expense), net	(265)	10,575		7,259	22,979

Operating income	119,456	111,185		282,444	290,150
Interest expense	88,096	88,658		353,265	352,783
Interest income on Due from iHeartCommunications	15,174	14,854		60,179	54,210
Loss on marketable securities	—	—		—	(18)

Equity in earnings (loss) of nonconsolidated affiliates	13	(1,131)		3,789	(2,092)
Other (income) expense, net	(887)	788		15,185	1,016

Income (loss) before income taxes	45,660	37,038		8,332	(9,517)
Income tax benefit (expense)	6,285	(17,935)		8,787	(14,809)

Consolidated net income (loss)	51,945	19,103		17,119	(24,326)
Less: Amount attributable to noncontrolling interest	8,639	6,411		26,709	24,134

Net income (loss) attributable to the Company	$43,306	$12,692		$(9,590)	$(48,460)

About Clear Channel Outdoor Holdings, Inc.

Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) is one of the world’s largest outdoor advertising companies with more than 640,000 displays in over 40 countries across Asia, Australia, Europe, Latin America and North America. Reaching millions of people monthly, including consumers in 45 of the top 50 U.S. markets, Clear Channel Outdoor enables advertisers to engage with consumers through innovative advertising solutions. Clear Channel Outdoor is pioneering the integration of out-of-home with mobile and social platforms, and the company’s digital platform includes over 1,110 digital billboards across 38 markets in North America and over 4,700 digital displays in international markets. More information is available at www.clearchanneloutdoor.com and www.clearchannelinternational.com.

For further information, please contact:

Media

Wendy Goldberg

Executive Vice President – Communications

(212) 377-1105

Investors

Effie Epstein

Vice President – Planning and Investor Relations

(212) 377-1116

Certain statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Clear Channel Outdoor Holdings, Inc. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this release include, but are not limited to: changes in business, political and economic conditions in the United States and in other countries in which the Company currently does business (both general and relative to the advertising industry); changes in operating performance; changes in governmental regulations and policies and actions of regulatory bodies; changes in the level of competition for advertising dollars; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; changes in capital expenditure requirements; fluctuations in exchange rates and currency values; the outcome of litigation; fluctuations in interest rates; taxes and tax disputes; shifts in population and other demographics; access to capital markets and borrowed indebtedness; risks relating to the integration of acquired businesses; risks that we may not achieve or sustain anticipated cost savings; the impact of the Company’s substantial indebtedness, including the use of cash from operations and other liquidity-generating transactions to make payments on its indebtedness; and the Company’s relationship with iHeartCommunications and the impact of the above and similar factors on iHeartCommunications, the Company’s primary direct or indirect external source of capital. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this document. Other key risks are described in the Company’s reports and other documents filed with the U.S. Securities and Exchange Commission, including in the section entitled “Item 1A. Risk Factors” of Clear Channel Outdoor Holdings, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Except as otherwise stated in this release, the Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.